THIRD AMENDMENT TO PURCHASE AGREEMENT


     THIS THIRD AMENDMENT TO PURCHASE AGREEMENT ("Third Amendment") is made as of the 9th day of August, 2001, by and between WATERTON RAINTREE, LLC, a Delaware limited liability company ("Seller") and KelCor, Inc., a Missouri corporation ("Buyer").

                                   WITNESSETH:

     WHEREAS, Seller and Buyer executed that certain Purchase Agreement dated as of June 7, 2001, as amended by that certain First Amendment to Purchase Agreement dated as of July 11, 2001 and that certain Second Amendment to Purchase Agreement dated as of July 27, 2001 (collectively, the "Original Contract") pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, that certain parcel of land and improvements commonly known as the Barrington Hills Apartments, located in Little Rock, Arkansas (the "Property"); and

     WHEREAS, the Original Contract automatically terminated as a result of the failure of the Buyer to deliver the Due Diligence Notice on or before the expiration of the Due Diligence Period in accordance with Paragraph 5 of the Original Contract.

     WHEREAS, the parties hereto desire to reinstate and amend the Original Contract in accordance with the terms and conditions specified herein.

     NOW, THEREFORE, in consideration of the foregoing covenants and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Definitions. The foregoing recitals are hereby incorporated into this Third Amendment. All capitalized terms not defined herein shall have the same meaning ascribed to them in the Original Contract. The Original Contract as hereby amended shall be referred to collectively as the "Contract" and all references in the Original Contract to "this Agreement", "the Agreement," or "herein" or similar terms shall mean the Original Contract, as amended by this Third Amendment.

     2. Reinstatement. The Original Contract is hereby reinstated as of the date hereof.

     3. Purchase Price. Paragraph 2 of the Original Contract is hereby modified to reduce the Purchase Price by One Hundred Thousand and 00/100 ($100,000) to Seven Million Fifty Thousand and 00/100 ($7,050,000.00).

     4. Due Diligence. Buyer hereby confirms that it has completed its due diligence and hereby waives its right to terminate the Contract set forth in Paragraph 5. Buyer's execution of this Third Amendment shall serve as the timely delivery of the Due Diligence Notice.

     5. Additional Deposit. Within two (2) business days of the complete execution of this Third Amendment, Buyer shall deliver to the Title Company the Additional Deposit.

     6. Lender Approval Period. Paragraph 3(D)(2) of the Original Contract is hereby modified to change the Lender Approval Period to August 31, 2001. If Buyer fails to obtain the Lender Approval by such date, Buyer shall have the right to terminate the Agreement in accordance with the terms of Paragraph 3(D)(2).

     7. Closing Date. Paragraph 3B of the Original Contract is hereby modified to change the Closing Date to September 18, 2001. Buyer retains the right pursuant to Paragraph 3(D)(5) to extend the Closing Date.

     8. Counterparts; Facsimile Execution. The parties hereto agree that: (a) this Third Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument, and that executed counterpart originals shall be satisfactory for purposes of enforcing this Third Amendment; and (b) original signatures transmitted via facsimile shall be acceptable for purposes of executing this Third Amendment. If counterpart originals are executed and/or original signatures are transmitted by facsimile, the parties hereto shall endeavor in good faith to deliver to each other executed counterpart originals within ten (10) days from the date hereof.

     9. Effect of Modification. Except as expressly modified by this Third Amendment, the terms and conditions of the Original Contract shall otherwise remain in full force and effect, without change.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Third Amendment as of the date first above written.

SELLER:

WATERTON RAINTREE, LLC,
a Delaware limited liability company

By: Waterton Residential Property Fund II, L.P.
    Its managing member

    By: Waterton Fund II Managers, L.P.
        Its general partner

        By: VS Managers, L.L.C.
            Its general partner



            By:/s/ Peter M. Vilim
            Name:  Peter M. Vilim
            Title: Member


BUYER:

KelCor, INC.,
a Missouri corporation

By:  /s/ Daniel W. Pishny
Name:    Daniel W. Pishny
Title:   President